  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1, as amended, of our report dated April 2, 2018, relating to the consolidated financial statements of Tenax Therapeutics, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
November 20, 2018